Exhibit 3.1

                          CERTIFICATE OF INCORPORATION
                                       OF
                               KNIGHT FULLER, INC.

                                    ARTICLE I

                                      NAME

The name of the Corporation shall be KNIGHT FULLER, INC.

                                   ARTICLE II

                               PERIOD OF DURATION

Knight Fuller, Inc. (the "Corporation") shall have perpetual existence.

                                   ARTICLE III

                                     PURPOSE

The purpose for which the Corporation is formed is to engage in and to transact any lawful business or businesses for which corporations may be incorporated pursuant to the Delaware General Corporation Law, including without limitation any lawful business or businesses similar to that of a holding company.

                                   ARTICLE IV

                                     POWERS

In furtherance of the foregoing purposes the Corporation shall have and may exercise all of the rights, powers and privileges now or hereafter conferred upon corporations organized under Delaware General Corporation Law, as amended.
In addition, it may do everything necessary, suitable or proper toward the accomplishment of any corporate purpose.

                                    ARTICLE V

                                  CAPITAL STOCK

The total number of shares of the capital stock which the Corporation has authority to issue is one hundred million one hundred (100,000,000) shares, consisting of one hundred million (100,000,000) shares of common stock having a par value of $0.0001 per share (the "Common Stock"), and one hundred (100)
shares of Series A Convertible Preferred Stock having a par value of $100.00 per share (the "Series A Convertible Preferred Stock").

No share shall be issued without consideration being exchanged, and it shall thereafter be non-assessable.

The following is a description of each class of stock of the Corporation with the preferences, conversion and other rights, restrictions, voting powers, limitations as to distributions, qualifications, and terms and conditions of redemption of each class:

FIRST: In the event of any voluntary or involuntary liquidation, dissolution, or winding-up of the Corporation, the holders of any Preferred Stock then outstanding shall be paid out of the assets of the Corporation available for distribution to its stockholders an amount equal to the liquidation preference to which the holders of such Preferred Stock may be entitled before any amount shall be paid or any assets of the Corporation shall be distributed among the holders of the Common Stock and, if the assets of the Corporation available for distribution to its stockholders shall be insufficient to permit the payment in full to the holders of the Preferred Stock, as aforementioned, then the entire assets of the Corporation available for distribution to its stockholders shall be distributed ratably among the holders of the Preferred Stock; then and thereafter, the remaining assets of the Corporation available for distribution to its stockholders shall be distributed among and paid to the holders of the
Preferred Stock and the Common Stock, share and share alike and without any distinction as to class, in proportion to their respective stockholdings.

A merger of the Corporation with or into any other Corporation, a share exchange involving the Corporation, or a sale, lease, exchange, or transfer of all or any part of the assets of the Corporation which shall not in fact result in the liquidation of the Corporation and the distribution of its assets to its stockholders shall not be deemed to be a voluntary or involuntary liquidation, dissolution or winding-up of the Corporation within the meaning of this Article
V.

SECOND: The Common Stock shall have voting rights such that each share of Common
Stock duly authorized, issued and outstanding shall entitle its holder to one vote.

Except as provided in Article VI respecting the Series A Convertible Preferred
Stock, shares of Common Stock and shares of Series A Convertible Preferred Stock shall be identical in all respects.

Shares of Series A Convertible Preferred Stock shall be issued by the
Corporation only to persons who at the time of issuance are members of the executive management of the Corporation. For purposes of the preceding sentence, the board of directors shall determine from time to time in its discretion who are members of the executive management of the Corporation, and all such determinations of the board of directors shall be conclusive in the absence of actual fraud or manifest error.

THIRD: Notwithstanding any provision of this Certificate of Incorporation to the contrary, the affirmative vote of a majority of all the votes entitled to be cast on the matter shall be sufficient, valid and effective, after due


authorization, approval or advice of such action by the Board of Directors, as required by law, to approve and authorize the following acts of the Corporation:

(i)   any amendment of this Certificate of Incorporation;

(ii)  the merger of the Corporation into another corporation or the merger of one or more other corporations into the Corporation;

(iii) the sale, lease, exchange or other transfer of all, or substantially all, of the property and assets of the Corporation, including its goodwill and franchises;

(iv)  the participation by the Corporation in a share exchange (as defined in
      Delaware General Corporation Law); and

(v)   the voluntary or involuntary liquidation, dissolution or winding-up of or the revocation of any such proceedings relating to the Corporation.


                                   ARTICLE VI:
              AUTHORIZATION OF SERIES A CONVERTIBLE PREFERRED STOCK

The preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions, qualifications, and terms and conditions for redemption, of the Series A Convertible Preferred Stock are as follows:

1. Designation and Number. The Preferred Stock shall be designated the "Series A
Convertible Preferred Stock." The number of authorized shares of the Series A
Convertible Preferred Stock shall be one hundred (100).

2. Distributions. Except as provided in paragraph 4 below in connection with the liquidation and dissolution of the Corporation, holders of shares of Series A
Convertible Preferred Stock are not entitled to any dividends or distributions of any kind.

3. Redemption. The Series A Convertible Preferred Stock shall not be redeemable by the Corporation.

4. Liquidation or Dissolution. In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the affairs of the Corporation, the holders of the issued and outstanding Series A Convertible Preferred Stock shall be entitled to receive for each share of Series A Convertible Preferred Stock, before any distribution of the assets of the Corporation shall be made to the holders of any other capital stock, a dollar amount equal to the par value thereof without interest. After such payment shall have been made in full to the holders of the issued and outstanding Series A Convertible Preferred Stock, or funds necessary for such payment shall have been set aside in trust for the account of the holders of the issued and outstanding Series A Convertible
Preferred Stock, then, before any further distribution of the assets of the
Corporation shall be made, a dollar amount equal to that already distributed to the holders of the Series A Convertible Preferred Stock shall be distributed pro-rata to the holders of the other issued and outstanding capital stock of the
Corporation, subject to the rights of any other class of capital stock set forth in this Certificate of Incorporation or any amendments thereto. After such payment shall have been made in full to the holders of such other issued and outstanding capital stock, or funds necessary for such payment shall have been set aside in trust for the account of the holders of such other issued and outstanding capital stock, the holders of the issued and outstanding Series A
Convertible Preferred Stock shall be entitled to participate with the holders of all other classes of issued and outstanding capital stock in the final distribution of the remaining assets of the Corporation, and, subject to any rights of any other class of capital stock set forth in this Certificate of
Incorporation or any amendments thereto, the remaining assets of the Corporation shall be divided and distributed ratably among the holders of both the Series A
Convertible Preferred Stock and the other capital stock then issued and outstanding according to the proportion by which their respective record ownership of shares of the Series A Convertible Preferred Stock as converted and such capital stock bears to the total number of shares of such capital stock then issued and outstanding. If, upon such liquidation, dissolution, or winding up, the assets of the Corporation distributable, as aforementioned, among the holders of the Series A Convertible Preferred Stock shall be insufficient to permit the payment to them of said amount, the entire assets shall be distributed ratably among the holders of the Series A Convertible Preferred
Stock. A consolidation or merger of the Corporation, a share exchange, a sale, lease, exchange or transfer of all or substantially all of its assets as an entirety, or any purchase or redemption of stock of the Corporation of any class, shall not be regarded as a "liquidation, dissolution, or winding up of the affairs of the Corporation" within the meaning of this paragraph 4.


5. Conversion Privilege. Series A Convertible Preferred Stock shall be convertible into Common Stock as hereinafter provided and, when so converted, shall be cancelled and retired and shall not be reissued as such:

(A) Each share of Series A Convertible Preferred Stock will automatically, and without action by the holder thereof, be converted into and become shares of
Common Stock equivalent to 0.01% of the amount of Common Stock outstanding (the
"Conversion Rate") on the third anniversary of the date of issuance of such share of Series A Convertible Preferred Stock (the "Mandatory Conversion Date").
Any holder of the Series A Convertible Preferred Stock shall, on the Mandatory
Conversion Date, present and surrender to the Corporation the certificates evidencing shares of the Series A Convertible Preferred Stock that have been so converted.

(B) Each holder of Series A Convertible Preferred Stock shall have the right at any time prior to the Mandatory Conversion Date to convert such Series A
Convertible Preferred Stock on and subject to the following terms and conditions:

(i) The Series A Convertible Preferred Stock shall be converted into Common
Stock at the Conversion Rate in effect at the time of conversion. Each share of
Series A Convertible Preferred Stock will convert, at the Conversion Rate, into shares of Common Stock equivalent to 0.01% of the amount of Common Stock outstanding on the Mandatory Conversion Date.

(ii) In order to convert Series A Convertible Preferred Stock into Common Stock, the holder thereof shall, on the Mandatory Conversion Date, surrender at the executive offices of the Company at 150 Post Street, Suite 405, San Francisco,
California, 94108, or such other address as the Corporation may have specified in writing to holders of Series A Convertible Preferred Stock, the certificate or certificates representing such shares, duly endorsed to the Corporation or in blank, and give written notice to the Corporation at said office of the number of said shares which such holder elects to convert.

Series A Convertible Preferred Stock shall be deemed to have been converted immediately prior to the close of business on the day of such surrender for conversion, and the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock at such time. As promptly as practiceable on or after the date of any conversion, the Corporation shall issue and deliver a certificate or certificates representing the number of shares of Common Stock issuable upon such conversion, together with cash in lieu of any fraction of a share, as provided in sub-paragraph (D) of this paragraph 5, to the person or persons entitled to receive same. In case of the conversion of only a part of the shares of any holder of Series A Convertible Preferred Stock, the
Corporation shall also issue and deliver to such holder a new certificate of
Series A Convertible Preferred Stock representing the number of shares of such
Series A Convertible Preferred Stock not converted by such holder.

(C) The Corporation shall pay all taxes that may be payable in respect of the issue or delivery of Common Stock on conversion of Series A Convertible
Preferred Stock pursuant hereto, but shall not pay any tax which may be payable with respect to income or gains of the holder of any Series A Convertible
Preferred Stock or Common Stock or any tax which may be payable in respect of any transfer involved in the issue and delivery of the Common Stock in a name other than that in which the Series A Convertible Preferred Stock so converted was registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax, or has established, to the satisfaction of the Corporation, that such tax has been paid.


(D) No fractional shares or scrip representing fractional shares shall be issued upon the conversion of any shares of Series A Convertible Preferred Stock. If more than one share of Series A Convertible Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of all shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of such shares so surrendered. If the conversion of any share of Series A
Convertible Preferred Stock results in a fraction, an amount equal to such fraction multiplied by the current market price of the Common Stock on the day of conversion shall be paid to such holder in cash by the Corporation.

(E) The Corporation shall at all times reserve and keep available, free from preemptive rights, out of its authorized Common Stock, for the purpose of effecting the conversion of the issued and outstanding Series A Convertible
Preferred Stock, the full number of shares of Common Stock then deliverable in the event and upon the conversion of all of the Series A Convertible Preferred
Stock then issued and outstanding.

6. Voting Rights. Each share of Series A Convertible Preferred Stock shall entitle the holder to one million one (1,000,001) votes, and except as otherwise required by law, holders of Series A Convertible Preferred Stock shall vote together with the holders of shares of Common Stock as a single class, and not as a separate class, on each matter submitted to a vote of the stockholders.

7. Changes in Terms of Series A convertible Preferred Stock. Without the affirmative vote of the holders of two-thirds of the outstanding shares of
Series A Convertible Preferred Stock, (a) the terms of the Series A Convertible
Preferred Stock may not be amended, altered or repealed, whether directly by amendment to this Certificate of Incorporation or indirectly by merger, consolidation or other action by the Corporation of any kind whatsoever, and (b)
the Corporation shall not authorize or issue any class of capital stock, or any securities convertible into capital stock, which has superior rights to the
Series A Convertible Preferred Stock.

8. No Implied Limitations. Except as otherwise provided by express provisions of this Certificate of Incorporation, nothing herein shall limit, by inference or otherwise, the discretionary right of the Board of Directors to classify and reclassify and issue any shares of any other class or series of Preferred Stock that may be authorized by this Certificate of Incorporation or any amendments thereto, and to fix or alter all terms thereof to the full extent provided in the Articles of Incorporation.

9. Notices. All notices required or permitted to be given by the Corporation with respect to the Series A Convertible Preferred Stock shall be in writing, and if delivered by first class United States mail, postage prepaid, to the holders of the Series A Convertible Preferred Stock at their last addresses as they shall appear upon the books of the Corporation, shall be conclusively presumed to have been duly given, whether or not the stockholder actually receives such notice; provided, however, that failure to duly give such notice by mail, or any defect in such notice, to the holders of any stock designated for redemption or conversion, shall not affect the validity of the proceedings for the redemption or conversion of any other shares of Series A Convertible
Preferred Stock.


                                   ARTICLE VII

                          QUORUM PROTECTIVE PROVISIONS

Quorum. The presence in person or by proxy of the holders of record of a majority of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote thereat shall constitute a quorum at all meetings of the stockholders, except as otherwise provided by the Delaware
General Corporation Law, by this Certificate of Incorporation or by the
Corporation's Bylaws. If less than a quorum shall be in attendance at the time for which the meeting shall have been called, the meeting may be adjourned from time to time by a majority vote of the stockholders present or represented, without any notice other than by announcement at the meeting, until a quorum shall attend. At any adjourned meeting at which a quorum shall attend, any business may be transacted which might have been transacted if the meeting had been held as originally called.

                                  ARTICLE VIII

                                PREEMPTIVE RIGHTS

A shareholder of the Corporation shall not be entitled to a preemptive or preferential right to purchase, subscribe for, or otherwise acquire any unissued or treasury shares of stock of the Corporation, or any options or warrants to purchase, subscribe for or otherwise acquire any such unissued or treasury shares, or any shares, bonds, notes, debentures, or other securities convertible into or carrying options or warrants to purchase, subscribe for or otherwise acquire any such unissued or treasury shares.

                                   ARTICLE IX

                            CUMULATIVE VOTING RIGHTS

The shareholders shall not be entitled to cumulative voting rights.

                                    ARTICLE X

                           REGISTERED OFFICE AND AGENT

The address of the registered office of the Corporation in the State of Delaware is 800 Delaware Avenue 7th Floor, Wilmington, Delaware 19801. The name of the


Corporation's registered agent at that address is Delaware Corporations, LLC.
Either the registered office or the registered agent may be changed in the manner provided by law.

                                   ARTICLE XI

                               BOARD OF DIRECTORS

The Board of Directors shall consist of not less than one (1) and not more than nine (9) directors. Within the foregoing limits, the number of directors from time to time comprising the entire board of directors shall be fixed by or in the manner provided in the Bylaws.

(1) The Board of Directors shall have the power to authorize the issuance from time to time of shares of stock of any class, whether now or hereafter authorized, or securities convertible into or exercisable for shares of its stock of any class or classes, including options, warrants or rights, whether now or hereafter authorized.

(2) The Board of Directors shall have the power, if authorized by the Bylaws, to designate by resolution or resolutions adopted by a majority of the Board of
Directors, one or more committees, each committee to consist of two or more of the directors of the Corporation, which, to the extent provided in said resolutions or in the Bylaws of the Corporation and permitted by the Delaware
General Corporation Law, shall have and may exercise any or all of the powers of the Board of Directors in the management of the business and affairs of the
Corporation, and shall have power to authorize the seal of the Corporation to be affixed to all instruments and documents which may require it.

(3) If the Bylaws so provide, the Board of Directors shall have the power to hold its meetings, to have an office or offices and, subject to the provisions of Delaware General Corporate Law, to keep the books of the Corporation, outside of said State at such place or places as may from time to time be designated by
it.

(4) The Board of Directors shall have the power to borrow or raise money, from time to time and without limit, and upon any terms, for any corporate purposes;
and, subject to the Delaware General Corporation Law, to authorize the creation, issuance, assumption or guaranty of bonds, notes or other evidences of indebtedness for moneys so borrowed, to include therein necessary provisions such as redemption, conversion or otherwise, as the Board of Directors, in its sole discretion, may determine and to secure the payment of principal, interest or sinking fund in respect thereof by mortgage upon, or the pledge of, or the conveyance or assignment in trust of, the whole or any part of the properties, assets and goodwill of the Corporation then owned or thereafter acquired.

(5) The Board of Directors shall have the power to adopt, amend and repeal the
Bylaws of the Corporation.

The enumeration and definition of a particular power of the Board of Directors included in the foregoing shall in no way be limited or restricted by reference to or inference from the terms of any other clause of this or any other article of this Certificate of Incorporation, or construed as or deemed by inference or otherwise in any manner to exclude or limit any powers conferred upon the Board of Directors under the laws of the State of Delaware now or hereafter in force.

                                   ARTICLE XII

                                 INDEMNIFICATION

The Corporation may:

(A) Indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was a director, officer, employee, fiduciary or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, fiduciary or agent of another Corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorney fees), judgments, fines,


and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in the best interests of the
Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe his conduct was unlawful.

(B) Indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, fiduciary or agent of another Corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in the best interests of the Corporation; but no indemnification shall be made in respect of any claim, issue, or matter as to which such person has been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court in which such action or suit was brought determines upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which such court deems proper.

(C) Indemnify a director, officer, employee, fiduciary or agent of a corporation to the extent he has been successful on the merits in defense of any action, suit, or proceeding referred to in (A) or (B) of this Article XII or in defense of any claim, issue, or matter therein, against expenses (including attorney fees) actually and reasonably incurred by him in connection therewith.

Any indemnification under (A) or (B) of this Article XI (unless ordered by a court) and as distinguished from (C) of this Article shall be made by the
Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, fiduciary or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in (A) or (B) above. Such determination shall be made by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding, or, if such a quorum is not obtainable or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the shareholders.

Expenses (including attorney fees) incurred in defending a civil or criminal action, suit, or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee, fiduciary or agent to repay such amount unless it is ultimately determined that he is entitled to be indemnified by the Corporation as authorized in this Article XI.

The indemnification provided by this Article XI shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, and any procedure provided for by any of the foregoing, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, fiduciary or agent and shall inure to the benefit of heirs, executors, and administrators of such a person.

The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, fiduciary or agent of the Corporation or who is or was serving at the request of the Corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under provisions of this Article XI.


                                  ARTICLE XIII

                      TRANSACTIONS WITH INTERESTED PARTIES

No contract or other transaction between the Corporation and one (1) or more of its directors or any other Corporation, firm, association, or entity in which one (1) or more of its directors are directors or officers or are financially interested shall be either void or voided solely because of such relationship or interest, or solely because such directors are present at the meeting of the board of directors or a committee thereof which authorizes, approves, or ratifies such contract or transaction, or solely because their votes are counted for such purpose if:

(A) The fact of such relationship or interest is disclosed or known to the Board of Directors or committee that authorizes, approves, or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors;

(B) The fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve, or ratify such contract or transaction by vote or written consent; or

(C) The contract or transaction is fair and reasonable to the Corporation.

Common or interested directors may be counted in determining the presence of a quorum, as herein previously defined, at a meeting of the Board of Directors or a committee thereof that authorizes, approves, or ratifies such contract or transaction.

                                   ARTICLE XIV

                             VOTING OF SHAREHOLDERS

Except as may be otherwise required by law, if a quorum is present, the affirmative vote of a majority of the outstanding shares represented at the meeting and entitled to vote thereon, or of any class or series, shall be the act of the shareholders on all matters except the election of directors.
Directors shall be elected by plurality vote.

                                   ARTICLE XV

                             LIABILITY OF DIRECTORS

To the maximum extent permitted by law, no director of the Corporation shall be personally liable for money damages to the Corporation or any of its stockholders for money damages for breach of fiduciary duty as a director.

                                   ARTICLE XVI

                                  INCORPORATOR

The name and address of the incorporator are as follows: Delaware Corporations
LLC, 800 Delaware Avenue, 7th Floor, Wilmington, Delaware 19801.

THE UNDERSIGNED, being the sole incorporator, for the purpose of forming a corporation under the laws of the State of Delaware, does make, file and record this Certificate of Incorporation, does certify that the facts herein stated are true, and has caused this Certificate of Incorporation to be duly executed by an authorized officer this 8th day of May, 2002.

                                            DELAWARE CORPORATIONS LLC,
                                            Sole Incorporator

                                        By: /s/ Robin G. Brooks
                                            -------------------------------
                                            Robin G. Brooks, Vice President

FEB-14-2006 18:13 TROY & GOULD P.15/18

CERTIFICATE OF CORRECTION
TO
CERTIFICATE OF INCORPORATION
OF
KNIGHT FULLER, INC.

Knight Fuller, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Company"), does hereby certify:

1. The Company filed a Certificate of Incorporation on May 8, 2002 (the "Certificate of Incorporation").

2. Article V of the Certificate of Incorporation was an inaccurate record of the corporate action therein referred to in that "Article V" of the Certificate of Incorporation reflected an inaccurate number of shares the Company is authorized to issue.

3. As corrected, the opening paragraph of Article V of the Certificate of Incorporation reads in its entirety as follows:

> "The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is ONE MILLION (1,000,100), of which (i) One Million (1,000,000) shares shall be Common Stock, par value $.0001 per share, and (ii) One Hundred (100) shares shall be Preferred Stock, $100.00 par value per share."

IN WITNESS WHEREOF, the Company has caused this Certificate of Correction to be signed by its duly authorized officer this 24th day of February, 2004

KNIGHT FULLER, INC.

By [signature], CEO
Robert E. Dixon

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:44 PM 02/24/2004
FILED 03:44 PM 02/24/2004
SRV 040131753 - 3523204 FILE

FEB-14-2006 18:14 TROY & GOULD P.16/18
09/19/2004 00:44 80559-308 KENNETH G EADE ATTY PAGE 02/02

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:00 PM 09/20/2004
FILED 05:00 PM 09/20/2004
SRV 040679467 - 3523204 FILE

CERTIFICATE OF AMENDMENT TO
CERTIFICATE OF INCORPORATION OF
KNIGHT FULLER, INC.
A Delaware corporation

DOES HEREBY CERTIFY:

FIRST: That, pursuant to the By Laws of KNIGHT FULLER, INC., the Board of Directors adopted the following resolution without the necessity of a meeting, setting forth a proposed amendment of the Certificate of Incorporation of said corporation without a meeting, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof The resolution setting forth the proposed amendment is as follows:

RESOLVED, that Article V of the Certificate of Incorporation is hereby amended to read as follows:

ARTICLE V: CAPITAL STOCK

FEB-14-2006 18:15 TROY & GOULD P.18/18
08/20/2004 13:19 FAX 8187821 ASTON DRG LTD KENNETH G EADY TTY PAGE 04
004

revocation of any such proceedings relating to the Corporation.

SECOND: That thereafter, pursuant to a resolution of its Board of Directors, a special meeting of stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

Dated: August 27, 2004

STEPHEN HALLOCK, President and Secretary

TOTAL P.18

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
KNIGHT FULLER, INC.

Knight Fuller, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY THAT:

FIRST: At a special meeting of the Board of Directors of the Corporation, resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable, recommending that the stockholders of the Corporation approve of said amendment and directing management of the Corporation to seek such stockholder approval. These resolutions setting forth the proposed amendments are as follows:

RESOLVED, that Article I titled “Name” of the Certificate of Incorporation of the Corporation be amended and restated to read in its entirety as follows:

“The name of the Corporation shall be CenterStaging Corp.”

SECOND: Pursuant to the adopting resolutions of the Corporation’s Board of Directors, the Corporation solicited the written consent of the stockholders of the Corporation in accordance with Section 228 of the General Corporation Law of the State of Delaware approving the foregoing amendment to the Certificate of Incorporation. The amendment was approved by written consent of stockholders holding not less than the minimum number of votes that would be necessary to authorize or take such actions at a meeting as required by statute.

THIRD: Said amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, Knight Fuller, Inc. has caused this certificate to be signed by Roger Paglia, its Chief Executive Officer, this 20th day of January 2006.

KNIGHT FULLER, INC.

By:	/s/
Roger Paglia
Chief Executive Officer